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                                                                       EXHIBIT 5



     April 25, 1997



     Unisource Worldwide, Inc.
     825 Duportail Road
     Wayne, Pennsylvania  19087

     Re:   Issuance of Shares Pursuant to Registration Statement on Form S-4
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     Gentlemen:

     We have acted as counsel to Unisource Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offering by the Company of an aggregate of 5,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share, which may be issued from time to time in connection with the acquisition by the Company of other businesses, assets or securities.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the issuance of such Shares will have been duly authorized, the Shares will have been reserved for issuance, and certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof which will be not less than the par value thereof, and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.

     Based upon the foregoing, we are of the opinion that the Shares, when and to the extent issued and sold by the Company, will be duly authorized, validly issued, fully paid and non-assessable.
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     April 25, 1997
     Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

     Very truly yours,



     Morgan, Lewis & Bockius LLP